                                  $150,000,000

                               RENCO METALS, INC.

                           ____% Senior Notes due 2003

                             UNDERWRITING AGREEMENT


                                                               __________, 1996


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
277 Park Avenue
New York, New York  10172

Ladies and Gentlemen:

                  Renco Metals, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $150,000,000 aggregate principal amount of its ____% Senior Notes due 2003 (the "Notes") to Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter"). The obligations of the Company under the Indenture (as defined below) and the Notes will be unconditionally guaranteed (the "Guarantees"), jointly and severally, on a senior unsecured basis, by the Company's subsidiaries, Magnesium Corporation of America, a Delaware corporation ("MagCorp"), and Sabel Industries, Inc., an Alabama corporation ("Sabel"). The Notes and the Guarantees are to be issued pursuant to the provisions of an Indenture to be dated as of __________ __, 1996 (the "Indenture") by and among the Company, MagCorp, Sabel and Fleet National Bank, as trustee (the "Trustee"). MagCorp and Sabel are hereinafter referred to individually as a "Subsidiary Guarantor" and collectively as the "Subsidiary Guarantors." The Company and the Subsidiary Guarantors are hereinafter referred to collectively as the "Issuers." The Notes and the Guarantees are hereinafter referred to collectively as the "Securities."

                  On May 24, 1996, an offer (the "Offer") was commenced by the Company to purchase for cash up to all (but not less than a majority in principal amount outstanding) of the Company's outstanding 12% Senior Notes due 2000 (the "Existing Notes") and a related solicitation (the "Consent Solicitation") of consents to modify certain terms of the indenture governing the Existing Notes (the "Existing Notes Indenture"). Upon receipt of the Requisite
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                                       -2-



Consents (as such term is defined in the Offer to Purchase and Consent Solicitation Statement, dated May 24, 1996 (the "Statement")), the Company, the Subsidiary Guarantors and Fleet National Bank, as trustee, will execute a supplemental indenture (the "Supplemental Indenture"), giving effect to the proposed amendments to the Existing Notes Indenture. Fleet National Bank acted as depositary (the "Depositary") in connection with the Offer and the Consent Solicitation.

                  1. Registration Statement and Prospectus. The Issuers have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-1 including a prospectus relating to the Securities, which may be amended. The registration statement as amended at the time when it becomes effective, including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Securities is hereinafter referred as the "Prospectus."

                  2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and the Underwriter agrees to purchase from the Company, $150,000,000 aggregate principal amount of the Notes, at 97% of the principal amount thereof (the "Purchase Price") plus accrued interest thereon, if any, from __________ __, 1996 to the date of payment and delivery.

                  3. Terms of Public Offering. The Issuers are advised by you that you propose (i) to make a public offering of the Securities as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

                  4. Delivery and Payment. Delivery to the Underwriter of and payment for the Securities shall be made at 10:00 A.M., New York City time, on the third or fourth business day unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "Closing Date"), following the date of the initial public offering, at such place as you shall designate. The
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                                       -3-



Closing Date and the location of delivery of and the form of payment for the Securities may be varied by agreement between you and the Company.

                  Certificates for the Securities shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Certificates in definitive form evidencing the Securities shall be delivered to you on the Closing Date with any transfer taxes thereon duly paid by the Company, for the account of the Underwriter, against payment of the Purchase Price therefor by wire transfer in Federal funds to the Company.

                  5. Agreements of the Issuers. The Issuers, jointly and severally, covenant and agree with you:

                  (a) To use their best efforts to cause the Registration Statement to become effective at the earliest possible time.

                  (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Issuers will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (c) To furnish to you, without charge, two signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                  (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and to use its best efforts to cause the same to become promptly effective.

                  (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriter a prospectus is required by law to be delivered in connection with sales by the Underwriter or any dealer, to furnish to the Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as the Underwriter or any dealer may reasonably request.

                  (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriter it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to the Underwriter and to such dealers as you shall specify, such number of copies thereof as the Underwriter or any dealers may reasonably request.

                  (g) Prior to any public offering of the Securities, to cooperate with you and counsel for the Underwriter in connection with the registration or qualification of the Securities for offer and sale by the Underwriter and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

                  (h) To mail and make generally available to its security holders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

                  (i) During the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Securities a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                  (j) During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the security holders of the Company or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                  (k) Notwithstanding the termination of this Agreement (pursuant to Section 9 hereof, or otherwise), to pay all costs, expenses, fees and taxes incident to the performance by the Issuers of their respective obligations hereunder, and shall promptly pay upon demand all fees and disbursements of counsel for the Underwriter, whether or not the transactions contemplated herein are consummated, including, but not limited to, all costs, expenses, fees and taxes incident to: (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Securities (including in each case any disbursements of counsel for the Underwriter relating to such printing and delivery), (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriter relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering, (vi) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriter or by dealers to whom Securities may be sold, (vii) the transportation and other expenses incurred by or on behalf of Company, MagCorp or Sabel representatives in connection with presentations to prospective purchasers of the Securities, (viii) fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers, (ix) fees and expenses of the Trustee including fees and expenses of its counsel and
         (x) any fees charged by investment rating agencies for the rating of the Securities.

                  (l) To apply the net proceeds from the sale of the Securities as set forth in the Prospectus under the caption "Use of Proceeds."

                  (m) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without your prior written consent.

                  (n) To use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Issuers prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

                  6. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to and agree with the Underwriter that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

                  (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Each Issuer has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (e) As of the date hereof, the Company has no subsidiaries other than the Subsidiary Guarantors. All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                  (f) The Company has taken all necessary corporate action to authorize the issuance of the Notes and each Subsidiary Guarantor has taken all necessary corporate action to authorize the issuance of its respective Guarantee. The Notes have been duly authorized by the Company, and each Subsidiary Guarantor has duly authorized its respective Guarantee, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriter against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company in the case of the Notes and each Subsidiary Guarantor in the case of its respective Guarantee, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (g) Each Issuer has all the necessary corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby and by the Prospectus.

         This Agreement has been duly authorized, executed and delivered by each Issuer and is a valid and binding agreement of each Issuer enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law).

                  (h) Each Issuer has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly qualified under, and complies with, the Trust Indenture Act of 1939, as amended (the "TIA"), and has been duly authorized by each Issuer and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and binding agreement of each Issuer, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The Depositary has received validly tendered and not withdrawn consents from holders of at least a majority of the aggregate principal amount of Existing Notes outstanding pursuant to the Consent Solicitation. Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Supplemental Indenture. The Supplemental Indenture has been duly authorized by each of the Issuers and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and binding agreement of each Issuer, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. Upon the effectiveness of the Supplemental Indenture, the Existing Notes Indenture, as supplemented by the Supplemental Indenture, will comply with the TIA.

                  (i) The Securities conform as to legal matters to the descriptions thereof contained in the Prospectus.

                  (j) None of the Issuers is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which such Issuer is a party or by which such Issuer or its respective property is bound.

                  (k) The execution, delivery and performance of this Agreement, the Indenture, the Supplemental Indenture and the Securities and compliance by the Issuers with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby, thereby and by the Prospectus will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of any of the Issuers or any agreement, indenture or other instrument to which any of the Issuers is a party or by which any of the Issuers or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to any of the Issuers or their respective property.


                  (l) Except as otherwise set forth in the Prospectus, there are no material legal or governmental proceedings pending to which any of the Issuers is a party or of which any of their respective property is the subject, and, to the best of the Issuers' knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

                  (m) Except as described in the Prospectus, none of the Issuers has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

                  (n) The Issuers have such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business; the Issuers have fulfilled and performed all of their material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Issuers.

                  (o) In the ordinary course of its business, each of the Company and the Subsidiary Guarantors conducts a periodic review of the effect of Environmental Laws on its respective business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Issuers have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (p) Except as otherwise set forth in the Prospectus or such as are not material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, the Issuers have good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by them. All leases to which any Issuer is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole, and the Issuers enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by such Issuer.

                  (q) The Issuers maintain reasonably adequate insurance.

                  (r) KPMG Peat Marwick LLP are independent public accountants with respect to the Issuers as required by the Act.

                  (s) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial information set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The statistical and market-related data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are based on or derived from sources which the Issuers believe to be reliable and accurate.

                  (t) None of the Issuers is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (u) No holder of any security of the Company or either Subsidiary Guarantor has any right to require registration of any security of the Company or either Subsidiary Guarantor. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or either Subsidiary Guarantor, except as otherwise disclosed in the Registration Statement and Prospectus.

                  (v) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                  (w) The Company and each Subsidiary Guarantor maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) All material tax returns required to be filed by the Company and each Subsidiary Guarantor in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary Guarantor have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                  (y) There is (i) no significant unfair labor practice complaint pending against any of the Issuers or, to the best knowledge of the Issuers, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any of the Issuers or, to the best knowledge of the Issuers, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against any of the Issuers or, to the best knowledge of the Issuers, threatened against any of them except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  7. Indemnification. (a) Each Issuer, jointly and severally, agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished in writing to the Issuers by or on behalf of the Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

                  (b) In case any action shall be brought against the Underwriter or any person controlling the Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Issuers, the Underwriter shall promptly notify the Issuers in writing and the Issuers shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Issuers, (ii) the Issuers shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the Issuers and the Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Issuers (in which case the Issuers shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person, it being understood, however, that the Issuers shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Underwriter and all such controlling persons, which firm shall be designated in writing by the Underwriter and that all such fees and expenses shall be reimbursed as they are incurred). No Issuer shall be liable for any settlement of any such action effected without its written consent but if settled with the written consent of such Issuer, such Issuer agrees to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (c) The Underwriter agrees to indemnify and hold harmless the Issuers, their respective directors, their respective officers who sign the Registration Statement and any person controlling any Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to the Underwriter but only with reference to information relating to the Underwriter furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against any Issuer, any of its directors, any of its officers or any person controlling such Issuer based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to such Issuer (except that if such Issuer shall have assumed the defense thereof, the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriter), and such Issuer, its directors, any of its officers and any person controlling such Issuer shall have the rights and duties given to the Underwriter, by Section 7(b) hereof.

                  (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriter on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Underwriter shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers, and the total underwriting discounts and commissions received by the Underwriter, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Issuers and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by any Issuer or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Issuers and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the

Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  8. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) The Registration Statement shall have become effective not later than 5:00 P.M. (and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 p.m.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Issuers' securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Act.

                  (d)(i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company or either Subsidiary Guarantor, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company or either Subsidiary Guarantor from that set forth in the Registration Statement and Prospectus, (iii) the Company and the Subsidiary Guarantors shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by _______________ and _______________, in their capacities as the _______________ and
         _______________ of the Company and each Subsidiary Guarantor, confirming the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.

                  (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriter), dated the Closing Date, of Cadwalader, Wickersham & Taft, counsel for the Company and the Subsidiary Guarantors, to the effect that:

                             (i) each Issuer has been duly incorporated, is
                  validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                            (ii) each Issuer is duly qualified and is in good
                  standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (iii) as of the date hereof, the Company has no
                  subsidiaries other than the Subsidiary Guarantors; all of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

                            (iv) the Company has taken all necessary corporate
                  action to authorize the issuance of the Notes and each Subsidiary Guarantor has taken all necessary corporate action to authorize the issuance of its respective Guarantee; the Notes have been duly authorized by the Company, and each Subsidiary Guarantor has duly authorized its respective Guarantee, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company in the case of the Notes and each Subsidiary Guarantor in the case of its respective Guarantee, enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                             (v) each Issuer has all the necessary corporate
                  power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby and by the Prospectus; this Agreement has been duly authorized, executed and delivered by each Issuer and is a valid and binding agreement of each Issuer enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law);

                            (vi) each Issuer has all requisite corporate power
                  and authority to execute, deliver and perform its obligations under the Indenture; the Indenture has been duly qualified under the TIA and has been duly authorized by each Issuer and when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and binding agreement of each Issuer, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Supplemental Indenture; the Supplemental Indenture has been duly authorized by each of the Issuers and when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and binding agreement of each Issuer, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                           (vii) the Registration Statement has become effective
                  under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

                          (viii) the statements under the captions "Stock
                  Ownership and Certain Relationships and Transactions", "Description of Revolving Credit Facilities", "Business -- Magcorp Environmental Matters", "Business -- Magcorp -- Legal Proceedings; Pending Trade Issues", "Description of Senior Notes" and "Underwriting" in the Prospectus, as amended or supplemented, and Items 14 and 15 of Part II of the Registration Statement insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                            (ix) none of the Issuers is in violation of its
                  respective charter or by-laws and, to the best of such counsel's knowledge after due inquiry, none of the Issuers is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which such Issuer is a party or by which such Issuer or its respective property is bound;

                             (x) the execution, delivery and performance of this
                  Agreement, the Indenture, the Supplemental Indenture and the Securities and compliance by the Issuers with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby, thereby and by the Prospectus will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of any of the Issuers or any agreement, indenture or other instrument to which any of the Issuers is a party or by which any of the Issuers or their respective properties is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to any of the Issuers or their respective properties;

                            (xi) after due inquiry, such counsel does not know
                  of any legal or governmental proceeding pending or threatened to which any of the Issuers is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

                           (xii) to the best of such counsel's knowledge, after
                  due inquiry, none of the Issuers has violated any Environmental Laws, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole;

                          (xiii) to the best of such counsel's knowledge, after
                  due inquiry, each Issuer has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus; to the best of such counsel's knowledge, after due inquiry, each Issuer has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to any Issuer;

                           (xiv) none of the Issuers is an "investment company"
                  or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                            (xv) to the best of such counsel's knowledge, after
                  due inquiry, no holder of any security of any of the Issuers has any right to require registration of such security; and

                           (xvi) (1) the Registration Statement (including any
                  Registration Statement filed under 462(b) of the Act, if any) and the Prospectus and any supplement or amendment thereto (except for financial statements as to which no opinion need be expressed) comply as to form in all material respects with the Act, and (2) such counsel believes that (except for financial statements, as aforesaid and except for that part of the Registration Statement that constitutes the Form T-1) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable (except for financial statements, as aforesaid) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In giving such opinion with respect to the matters covered by clause (xvi), such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  The opinion of Cadwalader, Wickersham & Taft described in paragraph (e) above shall be rendered to you at the request of the Issuers and shall so state therein.

                  (f) You shall have received on the Closing Date an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Underwriter, as to the matters referred to in clauses (iv) (but only the second clause thereof), (v) (but only the second clause thereof),
         (vi) (but only the first clause thereof), (viii) (but only with respect to the statements under the caption "Description of Senior Notes" and "Underwriting") and (xvi) of the foregoing paragraph (e). In giving such opinion with respect to the matters covered by clause (xvi) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  (g) You shall have received letters at the time this Agreement is executed and delivered and on and as of the Closing Date, in form and substance satisfactory to you, from KPMG Peat Marwick LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (h) On or before the Closing Date, the Underwriter and counsel for the Underwriter shall have received an opinion from Houlihan, Lokey, Howard & Zukin, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, with respect to the solvency of the Company and MagCorp upon issuance of the Securities and the consummation of the other transactions contemplated in this Agreement, the Registration Statement and the Prospectus.

                  (i) The Offer shall have been consummated in accordance with the terms of the Statement, [as amended by the First Supplement thereto dated June , 1996] and the Depositary shall have received the Requisite Consents.

                  (j) The Credit Facilities (as such term is defined in the Registration Statement)shall have been duly authorized, executed and delivered by each of the Subsidiary Guarantors.

                  (k) The Underwriter shall have received true and correct copies of the Credit Facilities and there exists as of the date hereof and on and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the application of the proceeds received by the Company from the sale of the Notes) no condition that would constitute a Default or an Event of Default (each as defined in the Credit Facilities) under the Credit Facilities.

                  (l) No Issuer shall have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by any Issuer at or prior to the Closing Date.

                  9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and
(ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

                  This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries or the earnings, affairs, or business prospects of the Company or any of its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System or limitation on prices for securities on any such exchange or National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any of its subsidiaries, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                  10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to any Issuer, to Renco Metals, Inc., c/o Magnesium Corporation of America, 238 North 2200 West, Salt Lake City, Utah 84116, with a copy to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attention: Michael C. Ryan, Esq., and (b) if to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention:
William M. Hartnett, Esq., or in any case to such other address as the person to be notified may have requested in writing.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Issuers, their respective officers and directors and of the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter or by or on behalf of the Issuers, their respective officers or directors or any controlling person of any of the Issuers, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

                  If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of any Issuer to comply with the terms or to fulfill any of the conditions of this Agreement, the Issuers jointly and severally agree to reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by it.

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Underwriter, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from the Underwriter merely because of such purchase.

                  This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement between the Company, the Subsidiary Guarantors and the Underwriter.

                                            Very truly yours,

                                            RENCO METALS, INC.


                                            By:________________________________
                                               Name:
                                               Title:


                                            MAGNESIUM CORPORATION OF AMERICA


                                            By:________________________________
                                               Name:
                                               Title:


                                            SABEL INDUSTRIES, INC.


                                            By:________________________________
                                               Name:
                                               Title:


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By:__________________________
   Name:
   Title: